EXHIBIT 99.4
INSTRUCTIONS TO REGISTERED HOLDER
OR DTC PARTICIPANT
FROM BENEFICIAL OWNER
FOR
6 1/4% SENIOR NOTES DUE 2012
AND FOR
6 5/8% SENIOR NOTES DUE 2015
OF
TESORO CORPORATION
         The undersigned hereby acknowledges receipt of the Prospectus dated September 20, 2006 (the “Prospectus”) of Tesoro Corporation, a Delaware corporation (the “Company”), and the accompanying Letter of Transmittal (the “Letter of Transmittal”) that together constitute the Company’s (i) offer to exchange the Company’s new 6 1/4% Senior Notes due 2012, Series B (the “New 2012 Notes”) for an identical principal amount of its issued and outstanding 6 1/4% Senior Notes due 2012 (the “Existing 2012 Notes”) and (ii) offer to exchange the Company’s new 6 5/8% Senior Notes due 2015, Series B (the “New 2015 Notes”, together with the New 2012 Notes, the “Exchange Notes”) for an identical principal amount of its issued and outstanding 6 5/8% Senior Notes due 2015 (the “Existing 2015 Notes”, together with the Existing 2012 Notes, the “Existing Notes”), pursuant to an offering registered under the Securities Act of 1933, as amended (the “Securities Act”) (the “Exchange Offers”). Capitalized terms used but not defined herein have the meanings assigned to them in the Prospectus and the Letter of Transmittal.
      This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offers with respect to the Existing Notes held by you for the account of the undersigned, on the terms and subject to the conditions in the Prospectus and Letter of Transmittal.
      The principal amount of the Existing Notes held by you for the account of the undersigned is (fill in the amount):
      $                               (principal amount of Existing 2012 Notes)
      $                               (principal amount of Existing 2015 Notes).
      With respect to the Exchange Offers, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER ALL of the Existing Notes held by you for the account of the undersigned.

☐	To TENDER the following Existing Notes held by you for the account of the undersigned (insert principal amount of Existing Notes to be tendered, if any):

$ (principal amount of Existing 2012 Notes)

$ (principal amount of Existing 2015 Notes).

☐	NOT TO TENDER any Existing Notes held by you for the account of the undersigned.
      If the undersigned is instructing you to tender the Existing Notes held by you for the account of the undersigned, the undersigned agrees and acknowledges that you are authorized:

(a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Existing Notes, including but not limited to the representations that: (i) the Exchange Notes or book-entry interests therein to be acquired by the undersigned (the “Beneficial Owner(s)”) in connection with the Exchange Offers are being acquired by the undersigned in the ordinary course of business of the undersigned, (ii) the undersigned is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, (iii) if the undersigned is a resident of the State of California, it falls under the self-executing institutional investor exemption set forth under Section 25101(i) of the Corporate Securities Law of 1968 and Rules 260.102.10 and 260.105.14 of the California Blue Sky Regulations, (iv) if the undersigned is a resident of the Commonwealth of Pennsylvania, it falls under the self-executing institutional investor exemption set forth under Section 203(c), 102(d) and 102(k) of the Pennsylvania Securities Act of 1972, Section 102.111 of the Pennsylvania Blue Sky Regulations and an interpretive opinion dated November 16, 1985, (v) the undersigned acknowledges and agrees that any person who is a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or is participating in the Exchange Offers for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes or interests therein acquired by such person and cannot rely on the position of the staff of the Securities and Exchange Commission (the “Commission”) set forth in certain no-action letters, (vi) the undersigned understands that a secondary resale transaction described in clause (v) above and any resales of Exchange Notes or interests therein obtained by such holder in exchange for Existing Notes or interests therein originally acquired by such holder directly from the Company should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the Commission, and (vii) the undersigned is not at an “affiliate,” as defined in Rule 405 under the Securities Act, of the Company. If the undersigned is a broker-dealer (whether or not it is also an “affiliate”) that will receive Exchange Notes for its own account pursuant to the Exchange Offers, the undersigned represents that the Existing Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes; provided, however, by so acknowledging and by delivering a prospectus, the undersigned does not and will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act;

(b) to agree on behalf of the undersigned, as set forth in the Letter of Transmittal; and

(c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of the Existing Notes.

[Remainder of page intentionally left blank.]

SIGN HERE
Name of beneficial owner(s) (please print):

Signature(s):

Address:

Telephone Number:

Taxpayer Identification Number or Social Security Number:

Date:	, 2006

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